CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MASTER MANUFACTURING SUPPLY AGREEMENT

This Master Manufacturing Supply Agreement is made effective as of September 30, 2020 (the “Effective Date”) and is between Retrophin, Inc., a Delaware corporation located at 3721 Valley Centre Drive, Suite 200, San Diego, CA 92130, USA (“Client”) and STA Pharmaceutical Hong Kong Limited, a Hong Kong corporation located at [***]1 (“Supplier”), acting on behalf of itself and its Affiliates, together with the Client, the “Parties,” and each, a “Party.”

A.Client is engaged in the business of commercialization of certain pharmaceutical products.

B.Supplier coordinates the pharmaceutical manufacturing services, which may be provided by certain Affiliates (as defined below).

C.The Parties desire that Supplier, or one or more of Supplier’s Affiliates, provide Services (as defined below) to Client on a product-by-product basis. Services will be provided pursuant to a separate and distinct contract (each, a “Purchase Order”) that incorporates the terms and conditions of this Agreement.

The Parties therefore agree as follows:

1.DEFINITIONS

The capitalized terms (and their correlatives) set forth in this Section 1, in addition to capitalized terms defined throughout this Agreement, will have the meanings set forth in such Section 1 or as otherwise defined in this Agreement.

1.1“Affiliate” of a Person means any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, the Person.

1.2“Applicable Law” means any statute, law, regulation, ordinance, rule, standard, guideline, decree, order, policy or directive relevant to the activities performed under this Agreement or otherwise applicable to the Parties, including, but not limited to, applicable cGMP issued by the relevant regulatory authority.

1.3“Batch” means a specific quantity of the Product produced during the same (a single) cycle of Manufacture and intended to be of uniform character and quality as defined by the Master Batch Record (as defined below), and memorialized in a Batch Record (as defined below).

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STA MMSA 2019.09.17

1.4“Batch Record” means a final, executed production and control record prepared in accordance with 21 CFR 211.188.

1.5“Certificate of Analysis” means the written test results of testing a Batch against the applicable criteria in the Specifications to confirm that the Batch conforms to such Specifications.

1.6“cGMP” means current Good Manufacturing Practices promulgated by the relevant regulatory authorities of the applicable jurisdiction as agreed by the Parties in writing (including in all cases the United States). In the United States, this includes 21 C.F.R. Parts 210 and 211, as amended; and in the European Union, this includes 2003/94/EEC Directive (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, if and as implemented in the relevant constituent country.

1.7“Confidential Information” of a Party (the “Disclosing Party”) means all information and materials disclosed by or on behalf of that Party to the other Party (the “Receiving Party”) or its Related Persons (as defined below) in connection with this Agreement, either directly or indirectly, formally or informally, whether in tangible, electronic, oral or written form, or by inspection or observation of tangible objects, including, without limitation, commercial, contractual or financial information, know-how, designs, drawings, reports, technical specifications, pricing information, marketing information, inventions and ideas, materials, notes, summaries, formulas, processes, prototypes, developments, photographs, plans, sketches, diagrams, models, specifications, samples, studies, findings, financial models, listings, and any other information that is reasonably considered to be confidential by the Disclosing Party. The Confidential Information of both Parties includes the terms of this Agreement, the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement. In addition, Client’s Confidential Information includes all information developed in or as a result of the activities undertaken by Supplier in connection with each Purchase Order and the Prior Agreement.

1.8“Control” (and the correlative terms “Controlled by” and “under Common Control with”) over a Person means (a) directly or indirectly owning 50% or more of the voting securities, registered capital or other ownership interests of the Person; or (b) directly or indirectly having the power to direct or cause the direction of the management or policy of the relevant Person.

1.9“FDA” means the United States Food and Drug Administration or any successor entity.

1.10“Intellectual Property” means any intellectual or industrial property, including, without limitation, patent applications, patents, trademarks, trade names, brands, service marks, domain names, copyrights, designs, utility models, know-how, Confidential Information, trade secrets, and computer software programs, in each case, whether registered or unregistered, including applications for registration, and including all rights or forms of protection having equivalent or similar effect anywhere in the world.

1.11“Labeling” means all labels and other written, printed, or graphic matter: (i) on Product or any container, carton, or wrapper utilized with Product, or (ii) any other written material accompanying the Product.

1.12“Manufacture,” “Manufacturing,” and “Manufactured” refers to the activities performed under this Agreement that relate to the production of the Product in final form, including purchasing component materials, subcontracting (subject to the restrictions thereon set forth in this Agreement), or performing Services, manufacturing, processing, formulating, quality control testing, quality assurance release, cleaning, maintenance, storage, and other Facility-related activities, labeling, packaging, handling and shipping.

1.13“Master Batch Record” means the documents that specify the complete set of formal instructions and procedures for the Manufacturing Process (as defined in Section 4.1 below) for the Product, as mutually developed and approved by the Parties and specified in the Quality Agreement.

1.14“Materials” means all raw and other materials and components, including packaging and Labeling materials, used in the Manufacture of Product.

1.15“Nonconforming,” “Nonconformity,” and “Nonconform” means the nonconformance of a Batch of Product with the Warranty in Section 6.1.

1.16“Other Quality Arrangements” means any other obligations, procedures, methods, criteria, standards, or arrangements in relation to the quality-control activities of the Product, including, but not limited to, compliance with cGMP, analytical test methods, Product Release procedures, and acceptance criteria in connection with the Product, as set forth in any Purchase Order or any other written documents mutually agreed by the Supplier and the Client.

1.17“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization.

1.18“Prior Agreement” means that certain Master Services Agreement between the Parties dated [***].2

1.19“Product” means the active pharmaceutical ingredient as set forth in Exhibit A and supplied by the Supplier to the Client pursuant to one or more Purchase Orders executed under this Agreement. For the avoidance of doubt, the Product herein shall not include an active pharmaceutical ingredient in the field of [***].

1.20“Product Price” means the amount to be paid by Client as specified in Exhibit A.

1.21“Quality Agreement” means the agreement entered into by the Supplier and Client, with respect to the quality-control related activities, including, but not limited to,
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compliance with cGMP, analytical test methods, Product Release procedures, and acceptance criteria in connection with the Product.

1.22“Quality System” means the procedures and control documentation necessary to evidence compliance with Applicable Law.

1.23“Related Persons” means, as to a Party, its Affiliates and subcontractors and its and their directors, officers, employees, contractors, agents, consultants, and legal, financial, accounting and other advisors.

1.24“Release” means the end result of the Manufacturing Process performed by Supplier in accordance with cGMP, the Quality Agreement, and Supplier’s standard operating procedures by which Supplier determines that a Batch of Product complies with each of the Warranty in Section 6.1.

1.25“Reprocess” and “Reprocessing” means introducing a Product back into the process and repeating appropriate manipulation steps that are part of the established Manufacturing Process, and for clarity, does not include the continuation of a process step after an in-process control test showing the process to be incomplete.

1.26“Rework” and “Reworking” means subjecting Product to one or more processing steps that are different from the established Manufacturing Process.

1.27“Services” means Manufacturing services of Products to be performed by Supplier and/or its Affiliate(s) pursuant to this Agreement and a Purchase Order.

1.28“Supplier IP” is defined in Section 9.1(a).

1.29“Specifications” means the specifications of the Product and Materials, along with the set of analytical test methods and acceptance criteria applicable thereto, as set forth in (i) the Quality Agreement or Other Quality Arrangements, as may be amended from time to time in accordance with this Agreement and the change control procedures in the Quality Agreement or Other Quality Arrangements, and (ii) the Master Batch Record for the Product.

2.FORECASTS AND PURCHASE ORDERS

2.1Rolling Forecast. To facilitate Supplier’s production capacity planning, within [***]3 days of execution of this Agreement, and prior to the beginning of each calendar quarter during the term of this Agreement, Client shall provide to Supplier a good faith [***] written estimate (the “Rolling Forecast”) of the quantities of each Product Client expects to order. Such estimates (other than the Binding Forecast) shall not constitute a contractual commitment to purchase Product; however, they will represent the maximum level of capacity Client expects at the time the forecast is provided. Supplier will reserve [***]% of the capacity set forth in the Rolling Forecast for the Manufacture of Product for Client. Client shall also update the Rolling Forecast on an ad hoc basis to
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promptly reflect any significant changes. The first [***]4 months of the Rolling Forecast shall be binding upon Client (the “Binding Forecast”). The time period of the Rolling Forecast shall commence with the [***] following the [***] by which the Rolling Forecast must be provided and cover [***] (for example, the Rolling Forecast provided by [***] will cover the period from [***]).
2.2Purchase Orders. Client shall submit Purchase Orders to Supplier from time to time ordering Product consistent with the applicable Binding Forecast. The Purchase Order will specify the description and quantity of Product ordered, the requested delivery dates, any designated consignee, and other required information and notes. Each Purchase Order shall comply with the terms of this Agreement, including the Product Price, Lead Time, and Minimum Order Quantity, as set forth in Exhibit A attached hereto. Supplier shall provide the Services to Client pursuant to each Purchase Order that is entered into during the term of this Agreement. Supplier shall confirm the acceptance of or reject a Purchase Order proposed by the Client in writing within [***] days of receipt of such Purchase Order; provided that Supplier may not reject, and Supplier is deemed to have accepted, Purchase Orders for Product that would not require Supplier to exceed [***]% of the capacity set forth in the Binding Forecast for the applicable time period. In addition, Supplier shall [***] to accept any additional quantities that Client requests to purchase in excess of the foregoing [***]%. All accepted Purchase Orders are binding and [***]. The Parties agree that each Purchase Order constitutes a separate and distinct contract with respect to any other Purchase Order entered into under this Agreement, and the terms and conditions of this Agreement shall govern and apply to each Purchase Order unless otherwise expressly stated in the relevant Purchase Order. In the event of any conflict or inconsistency between this Agreement and a Purchase Order, the applicable provision in this Agreement shall govern and prevail unless such Purchase Order evidences a clear intention to override a specific provision in this Agreement by making specific reference to the provision of this Agreement that is being overridden by the Purchase Order, in which case the terms and conditions of such Purchase Order shall prevail. Supplier shall Manufacture Product in accordance with this Agreement and fill each Purchase Order according to its terms (including those that are required to be accepted under this Agreement and any additional Purchase Orders that are actually accepted hereunder).

2.3Affiliates. It is agreed and understood that:

(a)[***]. If Services are provided by an Affiliate, such Affiliate shall be bound by the terms and conditions of this Agreement as if they were Supplier. [***].

(b)[***] such Affiliate shall be bound by the terms and conditions of the Purchase Order. [***].

2.4Safety Stock. Supplier shall store, [***], safety stocks of Product in quantities [***]. All safety stocks shall be packaged and stored in a clean, secured, and segregated area in accordance with the reasonable instructions of Client and will be used to fill Purchase Orders on a first-in, first-out basis (and contemporaneously replaced with newly Manufactured Product to maintain agreed quantities of safety stocks). Provided that
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the quantity does not exceed [***]5 and except in the case of terminations for Supplier’s uncured breach of this Agreement [***] Client shall [***].

2.5Allocation Commitment. During the term of this Agreement, Client shall order from Supplier not less than [***]% of its and its Affiliates’ total annual requirement of any material corresponding or equivalent to the Product as measured on a Contract Year (defined below) basis (the “Annual Order Requirement”). The Annual Order Requirement in this context means the quantity of Product ordered by Client or its Affiliate from Supplier and any third-party sources for supply within the applicable Contract Year; provided that it is understood that if the timing of delivery from either Supplier or a third-party source differs from the delivery dates requested by Client in its orders, the Annual Order Requirement is still based upon the dates that Client requested in its orders, not the dates of delivery. Promptly after the beginning of each Contract Year, upon Supplier’s written request, Client shall provide to Supplier a summary of the amount and source of such materials that Client and its Affiliates purchased during the previous Contract Year and (subject to redactions of Confidential Information) supporting documentation reasonably requested Supplier. Notwithstanding anything to the contrary herein, in no event shall Client be in breach of the Annual Order Requirement to the extent the Annual Order Requirement was not ordered by Client in a Contract Year: (i) [***] or (ii) [***]. For the purposes of this Agreement, “Contract Year” means: (1) the period beginning on the Effective Date and ending on December 31, 2021 (“Contract Year 1”); and (2) following Contract Year 1, each consecutive 12-month period starting on January 1st and ending on the following December 31st.

3.PRICE AND PAYMENT

3.1Product Prices and Lead Times. The Product Price, the minimum amount of Product that Client shall include in any Purchase Order (such minimum amount, the “Minimum Order Quantity”), and the required lead time between the date that a Purchase Order is received by Supplier from Client and the first delivery date for Product in the Purchase Order (such lead time, the “Lead Time”) of the Product ordered in each Purchase Order shall conform to the Product Price, Minimum Order Quantity, and Lead Time specified in Exhibit A with respect to such Product. Where the Client intends to order a Product that has not been set out in Exhibit A upon the execution of this Agreement, the Parties shall negotiate and amend Exhibit A in writing before entering into any Purchase Order for such Product.

3.2Expenses. Subject to receipt of invoice and supporting documentation, Client shall [***].

3.3Invoices and Payment. Unless the applicable Purchase Order provides otherwise:

(a)Supplier shall invoice Client for each Product (i) in the event that Client requests that Supplier store the Product, after the execution of the Certificate of Analysis for such Product in accordance with Section 5.1, and (ii) in the event that the
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Product is shipped to Client after the Release, after delivery of the Product [***]6 hereunder. The invoice will reference the applicable purchase order number provided by Client promptly after the execution of the relevant Purchase Order and be sent to:

Retrophin, Inc.
3721 Valley Centre Drive, Suite 200
San Diego, CA 92130
Attention: [***]
Email: [***]

(b)Client shall pay undisputed amounts of each invoice within [***] days of its receipt of Supplier’s invoice. Client will promptly notify Supplier of any disputed amounts within [***] days after receipt of invoice, and the Parties will use good faith efforts to promptly resolve such disputes. The price and other amounts in the invoices are exclusive of, and Client shall pay, any applicable taxes (other than taxes imposed solely on Supplier’s income) and other fees of any nature imposed by or under the authority of any government authority or financial institution, except as provided in Exhibit A. Payment will be in U.S. dollars by wire transfer to:

Name	[***]
Address	[***]
Account	[***]
Currency	[***]
Bank	[***]
SWIFT	[***]
Bank Address	[***]

3.4[***]. [***].

3.5Payment Default. In the event of an overdue undisputed payment (such event, a “Payment Default”), such overdue undisputed payment shall bear interest of [***]% accrued monthly ([***]% per annum) on the outstanding balance as of the date of the Payment Default (i.e., the date that the undisputed payment was due in accordance with this Agreement). [***]. In the event of a Payment Default [***].

4.MANUFACTURING AND COMPLIANCE

4.1Specifications and Manufacturing Process. Supplier shall, and shall cause its Affiliates and any approved subcontractors to, Manufacture and test Product in accordance with (a) all mandatory governmental licenses and permits relating to the Manufacturing of the Product in all aspects; (b) all Applicable Law; (c) the Specifications for the Product, and (d) the processes to be used in Product Manufacture as set forth in the Master Batch Record, and any other processes approved in writing by the Parties (collectively, the “Manufacturing Process”). The Specifications are provided in Exhibit B attached to
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this Agreement. Client may modify the Specifications and Manufacturing Process; provided, however, that [***].7 Supplier shall [***].

4.2Quality Agreement. This Agreement incorporates the quality assurance provisions of the Quality Agreement and Other Quality Arrangements. In the event of any contradiction or inconsistency between (i) the Quality Agreement or Other Quality Arrangements, as the case may be, or (ii) this Agreement or a Purchase Order with respect to quality-related activities, including compliance with cGMP, the provisions in the Quality Agreement, or Other Quality Arrangements, as the case may be, the Quality Agreement or Other Quality Arrangements shall govern and prevail in all matters pertaining to quality or governed by cGMP (unless this Agreement or the Purchase Order evidences a clear intention to override a specific provision in the Quality Agreement or Other Quality Arrangements by making specific reference to the provision of the Quality Agreement or Other Quality Arrangements that is being overridden by this Agreement or the Purchase Order and stating that it is being overridden, in which case the terms and conditions of this Agreement or the Purchase Order shall prevail over the specific provision of the Quality Agreement or Other Quality Arrangements so referred to) and in all other respects this Agreement or the Purchase Order shall control.

4.3Regulatory Assistance. Supplier shall, at Client’s request [***] provide Client with all supporting data and information relating to Manufacturing that is reasonably necessary for obtaining and maintaining regulatory approvals relating to the Manufacturing. All regulatory filings to maintain registration of Product will be made in Client’s name and will be owned by Client.

4.4On-Site Monitoring. Client and representatives of Client may, upon [***], visit the Manufacturing facility where the Services are performed (the “Facility”) and consult informally during such visits with the persons providing Services hereunder (the “Personnel”) in order to monitor the Services. The representatives will be bound by rules applicable to the Facility and may, at the reasonable discretion of Supplier, be prohibited from entering or only given limited access to certain areas within the Facility. Supplier may require that Client or its representatives execute an agreement that regulates the representatives’ conduct during their visit. Client shall be responsible for [***] incurred in connection with such visits. [***].

4.5Safety. To the extent not already in Supplier’s or its Affiliate’s possession from activities under the Prior Agreement, Client shall provide such information in Client’s or its relevant Affiliates’ possession as may be required by Supplier or Applicable Law concerning the stability, storage, environmental or safety requirements of Product, Client Materials, and any isolated or potentially isolated intermediates. This information shall include a material safety data sheet, a safety data sheet, and any other information known to Client relating to hazards associated with these compounds or the wastes generated during their preparation. If the aforesaid safety information changes during the performance of the Services, Client shall promptly and accurately inform Supplier of such changes and provide relevant information and supporting documentation thereof. Supplier shall immediately notify Client of any unusual health or environmental occurrence relating to the Product, including any claim or complaint by any Supplier
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employee, or any of Supplier’s Affiliates or any other third party, that Supplier’s operations under this Agreement have resulted in any adverse health or safety effect on any employee or third party. Supplier shall advise Client immediately of any safety or toxicity problems of which it becomes aware regarding the Product.

4.6Regulatory Inspections. Supplier shall fully cooperate in, and advise Client promptly, if an authorized agent of any regulatory authority schedules an inspection of any Facility and makes an inquiry specifically in connection with Supplier’s Manufacture of the Product for Client. Unless prohibited by the regulatory authority, Supplier will allow Client to have representatives present during any such inspection, and Supplier shall within [***]8 days issue an informal report of such inspection for Client's information and provide a detailed written report of the results of the inspection to Client with a copy of any correspondence or documents issued by the regulatory authority after they are obtained or issued without undue delay.

4.7Audits. Client employees and/or Client authorized representatives (including qualified persons of Client’s subcontractors who are not competitors of Supplier and are bound by confidentiality obligations) shall have the right during normal business hours, at reasonable intervals and upon giving Supplier at least [***] days’ advance notice (or [***] days’ advance notice in the event of a recall attributable to the Product or a for-cause audit), to inspect and audit: (i) any Facilities used in the Manufacturing, bulk packaging, storage, testing, shipping, or receiving of Product, and (ii) Manufacturing and quality control records and other documentation relating to such activities for the purpose of verifying compliance of the Facility and Manufacturing with the requirements provided for in this Agreement, the Quality Agreement and Other Quality Arrangements, the Quality System, and cGMP. Observations and conclusions of any such audit will be issued and discussed and, if necessary, corrective actions will be promptly implemented by Supplier, in any event, within the time limits agreed upon between Supplier and Client, failing which, Client shall have the right to terminate this Agreement without penalty pursuant to Section 13.2(c). Supplier may require that Client or its representatives execute an agreement that regulates the representatives’ conduct during their visit. [***].

4.8Distribution Records. Supplier shall maintain distribution records that contain all the appropriate information as specified in the Quality Agreement or Other Quality Arrangements and in accordance with the relevant cGMP.

4.9Documentation. Supplier shall not make any change to the Master Batch Record without Client’s advance, written consent. Supplier shall Manufacture each Batch of Product by using a copy of the Master Batch Record as specified in the Quality Agreement or Other Quality Arrangements and in accordance with the relevant cGMP. Supplier shall provide Client with required supporting Manufacturing documentation in a form suitable for Client’s submission to the applicable regulatory authorities as agreed in the Quality Agreement or Other Quality Arrangements.

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4.10Importer of Record. For all purposes under this Agreement and under Applicable Law, Client shall be the “importer of record” with respect to all Products delivered into the United States.

4.11Deviations and Variances; No Rework or Reprocess. Supplier shall promptly notify Client of any deviations or variances in a Batch. Supplier shall not undertake any Rework or Reprocessing of Product (at any stage of Manufacture) without the Client’s advance, written approval.

4.12No Product Supply to Others. During the term of this Agreement, the Supplier hereby covenants that it and its Affiliates shall not Manufacture for nor supply to any third party the Product nor any product incorporating the Product.

4.13[***] Only With Prior Written Consent. Other than pursuant to Section 2.3, [***]9 consent.

5.QUALITY RELEASE AND DELIVERY

5.1Supplier Quality Release. Supplier shall test (or if approved in writing by the Client have tested by third parties), in accordance with the Specifications, each Batch of Product Manufactured pursuant to this Agreement before delivery to Client. Product will be Released in accordance with the Quality Agreement. Product may not be delivered to Client until a person authorized by Supplier having the necessary qualifications, experience, and authority to oversee quality assurance of the Manufacture, and review and determine the suitability of individual Batches for Release under Applicable Law, has (a) conducted analyses using the analytical methods agreed to in writing by the Parties, (b) executed the Certificate of Analysis applicable to the Product and such other Batch documentation that may be requested by Client and (c) completed any other certifications or documents and other activities that may be required to Release the Product under Applicable Law and the Quality Agreement or Other Quality Arrangements. A Certificate of Analysis for each Batch delivered shall set forth the items tested, Specifications, and test results. Supplier shall also indicate on the certificate of cGMP compliance that the Batch has been Manufactured and Released under full compliance of the cGMP system. Supplier shall send, or cause to be sent, all such certificates to Client prior to the shipment of Product. Client shall have the option to test, or cause to be tested, for final release each Batch of Product as meeting the Specifications or, at its election, may conduct a paper release based upon the documentation (including the Certificate of Analysis) provided by Supplier. As required by the FDA, Client shall be responsible for final release of each Batch of Product.

5.2Storage. Prior to delivery, all Product at the Facility will be stored in a clean, secured, and segregated area. Excluding safety stocks maintained in accordance with Section 2.4, for each Product that has been stored for more than [***]10 months after the execution of the Certificate of Analysis for such Product due to a failure of Client to place Purchase Orders in the quantities required by a Binding Forecast or to accept deliveries on the timeline provided in the governing Purchase Orders, Supplier will charge Client storage
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fees (“Storage Fees”) at a monthly rate of $[***] USD per [***] mm pallet in normal storage condition. Rates for special storage condition will be defined in each applicable Purchase Order.

5.3Except as otherwise provided in Exhibit A, Supplier shall ship all Product or other materials to Client or to Client’s designated consignee. All shipments, including deliverables produced under a Purchase Order, returned Client Materials (as defined in Section 7.2 below), returned Records and returned Confidential Information, will be delivered [***]; it is understood that Supplier shall be responsible for loading the shipment to the carrier vehicle at the point of departure [***]. For the avoidance of doubt, [***].

5.4All materials to be provided by Client to Supplier, including materials provided by Client and Client Materials, will be delivered [***].

6.WARRANTY; NONCONFORMING PRODUCT

6.1Warranty. Supplier represents, warrants, and covenants to Client that each Batch of Product supplied will have been Manufactured in accordance with, and will comply with, this Agreement, the applicable Purchase Order, the Master Batch Record, the Quality Agreement, and Applicable Law (including cGMP) and will conform to the Specifications, be free of latent defects upon delivery hereunder, and have no less than the shelf life as set forth in Exhibit A remaining at the time of delivery (the “Warranty”). In addition, Supplier represents, warrants, and covenants that it has obtained (or will obtain prior to Manufacturing the Product), and will remain in compliance with during the term of this Agreement, all permits, licenses, and other authorizations (collectively, the “Permits”) which are required under federal, state, and local laws, rules, and regulations applicable to the Manufacture of the Product as specified in the applicable Purchase Order (except that Supplier shall have no obligation to obtain any Permit relating to the sale, marketing, distribution, or use of Product or with respect to Product Labeling).

6.2Nonconformance. Promptly following receipt by Client or its designee of Product in any shipment, Client or its designee shall inspect such Product for damage and nonconformity. Client may reject a shipment of a Product if, within [***] days after receiving the shipment at its destination, (a) Client (or its designee) conducts a quality inspection and reasonably determines that the Product does not conform to the Warranty, (b) Client notifies Supplier in writing that the Product does not conform to the Warranty, and (c) Client provides supporting documentation. If Supplier does not receive a notice from Client within [***] days after Client’s or its designee’s receipt of the relevant Product at the destination specified in the applicable Purchase Order, then such Product shipment will be deemed accepted by Client. If Client accepts a shipment of Product within the time period set forth above, and Client subsequently discovers that there is a previously undetected defect in the quantity received in that shipment, Client may at that time reject the shipment provided that (i) the defect is one which would have otherwise permitted Client to reject the applicable quantity of Product, (ii) Client exercised due diligence and customary procedures accepted in the industry in the acceptance of the shipment and the defect was not discovered and (iii) such rejection occurs within [***]11 days after Client discovers or should have discovered the defect but in no event later than the expiration of the shelf life of the Product.

6.3Disputes. If the Parties are unable to agree as to whether a Product conforms to the Warranty[***]. The cost of inspections and testing by the laboratory or consultant will [***].

6.4Reimbursement and Refund. If Supplier agrees that, or the independent laboratory finds that, any delivery of Product does not conform to the Warranty, then, without prejudice to any other rights which Client may have under this Agreement, Supplier shall, at Client’s option: [***].

6.5Reworking or Reprocessing. Supplier shall not conduct Reworking or Reprocessing activities without Client’s advance, written consent. Client’s Regulatory Affairs Department will be responsible for adjudication of the regulatory impact of Reworking or Reprocessing and may refuse to approve Reworking or Reprocessing on that basis.

7.SOURCING OF MATERIAL

7.1Materials. [***] (the “Materials”) in accordance with the Quality Agreement or Other Quality Arrangements, as the case may be, and maintain a stockpile of all Materials equal to at least the quantity of Materials necessary to Manufacture the quantities required to fill any Purchase Order then pending and the quantities set forth in the Binding Forecast following the timeframe covered by such Purchase Order.

7.2[***]. [***] in a timely manner and provide such information as may be required [***] or Applicable Law concerning the stability, storage, environmental or safety requirements. To avoid any doubt, such information shall include a material safety data sheet, a safety data sheet and any other information known to Client relating to hazards associated with the [***]. Supplier shall ensure that the [***].

7.3Unused Client Materials and other Materials. Supplier shall, at Client’s option [***], return, destroy or otherwise dispose of unused [***] promptly after the earlier of (a) completion of the Services for which the [***] were provided, (b) termination of the applicable Purchase Order, or (c) receipt of written instructions from Client pertaining to their disposition. Supplier may dispose of other unused Materials at its sole discretion.

8.RECORDS

8.1Records. Supplier shall retain all records related to each Manufacturing, including analytical data, equipment maintenance and deviation documentation, (the “Records”) for [***]12 years after the Manufacturing of Product or longer as required by Applicable Law or as otherwise necessary for regulatory or insurance purposes (the “Retention Period”). Such Records shall contain such detail and information as required by Applicable Law. Supplier shall provide reasonable access to or copies of any Records upon request of Client or as required in connection with any [***] investigations. Upon
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expiration of the Retention Period, the Records will, at Client’s option, be promptly destroyed or delivered to Client [***] on a pass-through basis. Notwithstanding the foregoing, the Records may be retained by Supplier as required by Applicable Law or as otherwise necessary for regulatory or insurance purposes.

9.INTELLECTUAL PROPERTY

9.1Ownership.

(a)Except as otherwise provided in this Agreement, (i) Supplier has no rights in any Intellectual Property that is independently owned by or licensed to Client or any of its Affiliates (“Client IP”) and (ii) Client has no rights in any Intellectual Property that is owned by or licensed to Supplier or any of its Affiliates independently of this Agreement (“Supplier IP”).

(b)Supplier shall ensure that each of the Personnel vests in Supplier any and all rights that such person might otherwise have in the Project IP (as defined below). Supplier hereby assigns and shall assign all right, title and interest in and to Project IP to Client. Supplier shall execute and deliver to Client at its request and expense any and all documents and instruments reasonably required to evidence or record such assignment or to file for, prosecute, cause to issue, or enforce the assigned rights to the Project IP. Client will [***]have sole control of filing and prosecuting applications for, and maintenance and enforcement of, patents for Project IP. Supplier shall, at Client’s expense, [***] to assist Client to obtain, maintain, and enforce the patents. Client shall promptly notify Supplier of any patents granted for Project IP. Supplier is responsible for all payments to be made to Personnel in accordance with Applicable Law requiring remuneration for inventions. For the purposes of this Agreement, “Project IP” means all Intellectual Property created or developed in connection with the performance or provision of Services and/or Manufacturing under this Agreement and the subject matter of such Intellectual Property. Project IP shall include, without limitation, any material derived from any Client Materials, as applicable, or otherwise made in whole or in part as a result of Supplier’s access to such Client Materials, and all Intellectual Property relating thereto.

(c)Notwithstanding the foregoing, and subject always to the last sentence in Section 9.1(b), Intellectual Property created or developed in connection with the provision of the Services that is derivative of Supplier IP or that relates to Manufacturing Processes developed at Supplier’s expense (“Manufacturing Improvements”) is Supplier IP and not Project IP.

(d)All Project IP of this Agreement shall be deemed the Confidential Information of the Client as the Disclosing Party and not to be the Confidential Information of the Supplier.

9.2Licenses.

(a)Client hereby grants, and shall ensure that each applicable Affiliate will promptly grant, to Supplier and its Affiliates the limited right to use Client IP and Project IP for the sole purpose of providing the Services to Client hereunder during the term of this Agreement.

(b)Supplier hereby grants, and shall ensure that each applicable Affiliate will promptly grant (and each Affiliate performing hereunder does hereby grant), to Client and its Affiliates the non-exclusive, royalty-free, perpetual right and license, with the right to sublicense through one (1) or more tiers or layers of sublicenses (including to Client’s third-party supplier of the Product designated at Client’s sole discretion) without the need to obtain Supplier’s consent, to use Supplier IP and any Manufacturing Improvements under this Agreement, in either case that is used in the Manufacturing Process, to make or have made Product, second generation versions, polymorphs, salts, esters, hydrates, and solvates of and improvements of Product. Supplier may, at its discretion, grant to Client the right to use Manufacturing Improvements outside the scope of the foregoing license, under mutually satisfactory terms to be negotiated.

9.3No Use of Third-Party Rights. Supplier shall not knowingly incorporate in any Manufacturing Process or Project IP, nor design any such process or deliverables to require the use of any inventions (whether patentable), trade secrets, materials, documents, programs, or synthesis information belonging to third parties without Client’s express prior written consent.

10.REPRESENTATIONS AND WARRANTIES

10.1Mutual. Each Party represents and warrants that (a) it validly exists under the laws of the jurisdiction in which it was organized, (b) it has the full power, right and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (c) this Agreement, once executed, will constitute a legal, valid and binding agreement enforceable against it and (d) its performance of this Agreement will not conflict with any obligations it may have to any other Person.

10.2Infringement. Supplier represents and warrants that, to the best of its knowledge, the practice of Supplier IP as contemplated herein will not infringe the Intellectual Property rights of any third party. Client represents and warrants that, to the best of its knowledge, the practice of Client IP and use of Client Materials in the performance of the Services as contemplated herein will not infringe the Intellectual Property rights of any third party.

10.3Debarment. Supplier represents and warrants that neither it nor any Personnel, nor any Affiliate that will perform hereunder nor the personnel of such Affiliate, has been debarred or, to the best of its knowledge, is under consideration for debarment by the United States Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company pursuant to the Generic Drug Enforcement Act of 1992 or any other governmental authority pursuant to analogous laws. Supplier shall promptly notify Client if any of its Personnel or such Affiliates’ personnel become subject to a debarment proceeding during the term of this

Agreement, and Client shall have the right to immediately terminate this Agreement pursuant to Section 13.2.

10.4Compliance with Law. Each Party (a) represents and warrants that neither it nor any of its Affiliates violated any Applicable Law in connection with actions leading up to entry into this Agreement and (b) shall, and shall ensure that each applicable Affiliate will, comply with all Applicable Law in connection with performance of this Agreement. Each Party shall immediately notify the other Party upon becoming aware of a breach of this Section 10.4. Material breach of this Section 10.4 with respect to the U.S. Foreign Corrupt Practices Act or any other anti-bribery law will be deemed an incurable material breach for purposes of Section 13.2(c).

11.INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE

11.1Third Party Claims.

(a)Supplier shall defend, indemnify and hold Client and its Affiliates, and its and their directors, officers, employees, agents and consultants and legal, financial, accounting and other advisors (“Client Indemnitees”) harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) (collectively, “Losses”) resulting from any third-party claims, demands, suits or proceedings (collectively, “Claims”) to the extent arising out of or relating to (i) Supplier’s performance of the Services, (ii) a failure of Product to conform to the Warranty upon delivery hereunder, (iii) any other material breach of this Agreement by Supplier or its Affiliate, (iv) without limiting (iii), a violation of Applicable Law by the Supplier or any of its Related Persons, or (v) the negligence, recklessness or willful misconduct of the Supplier or its Related Person during the course of activities carried out in connection with this Agreement. The indemnification obligations set forth in this Section 11.1(a) do not apply to the extent that the Loss arises from the reasons listed in clauses (i)-(iv) in Section 11.1(b).

(b)Client shall defend, indemnify and hold Supplier and its Affiliates, and its and their directors, officers, employees, agents and consultants and legal, financial, accounting and other advisors (“Supplier Indemnitees”) harmless from and against any and all Losses resulting from Claims to the extent arising out of or relating to: (i) Client’s use or sale of Product (but other than by reason of a breach of Warranty by Supplier of Product); (ii) Client’s or its Affiliate’s material breach of this Agreement; (iii) a violation of Applicable Law by Client or its Related Persons; or (iv) the negligence, recklessness, or willful misconduct of the Client or its Related Person in the course of activities carried out under this Agreement. The indemnification and defense obligations set forth in this Section 11.1(b) do not apply to the extent that the Loss arises from the reasons listed in clauses (i)-(v) in Section 11.1(a).

11.2Intellectual Property Claims. Client shall defend, indemnify and hold Supplier and Supplier Indemnitees harmless from and against Losses resulting from Claims arising out of or related to infringement of any third party’s Intellectual Property rights covering

Product, or as a result of the use hereunder of Client IP or Client Materials (and all Intellectual Property rights associated therewith) other than Claims to the extent based on practice of Supplier IP. Supplier shall defend, indemnify and hold Client and its Client Indemnitees harmless from and against Losses resulting from Claims arising out of or related to infringement of any third party’s Intellectual Property rights in connection with the Services to the extent that they are based on the practice of Supplier IP.

11.3Defense. Each Party shall notify the other Party promptly upon learning of a Claim that is subject to indemnification and defense pursuant to Sections 11.1 or 11.2. The indemnifying party has the right to control, at its own expense, the defense of the Claim in good faith with counsel of its choice as long as such counsel is reasonably acceptable to the indemnified party. The indemnified party shall tender defense of the Claim and use reasonable efforts to cooperate in the defense and may participate at its own expense using its own counsel. No compromise or settlement of any Claim may be made by the indemnified party to the extent that the indemnifying party is defending the Claim. No compromise or settlement may be made by the indemnifying party without the indemnified party’s written consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, (b) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (c) the indemnified party’s rights under this Agreement are not adversely affected.

11.4Limitations on Liability.

(a)Except as set forth in Sections 11.1 or 11.2, for either Party’s breach of confidentiality obligations or from a Party’s gross negligence or willful misconduct, neither Party will be liable in contract, tort, negligence or otherwise to the other Party for (i) any lost profits, or (ii) any other liability, damage, cost or expense of any kind incurred by the other Party, in each case, of an indirect or consequential nature, regardless of any notice of the possibility of these damages.

(b)Except as set forth in Sections 11.1 or 11.2, for either Party’s breach of confidentiality obligations or from Supplier’s gross negligence or willful misconduct, either Party’s maximum aggregate total liability in connection with a Purchase Order will not exceed [***] times the total amount of payments due under such Purchase Order unless otherwise agreed by the Parties in any Purchase Order. Such maximum aggregate total liability does not alter and is not limited by Supplier’s insurance obligations under Section 11.5.

11.5Insurance. Each Party shall ensure that insurance coverage is carried and maintained with a financially sound and reputable insurer against loss from such risks and in such amounts as is sufficient to support its obligations under this Agreement. Each Party shall provide a copy of the applicable insurance policy if requested by the other Party.

12.CONFIDENTIALITY AND PUBLICITY

12.1Confidentiality. Subject to Section 12.2, during the term of this Agreement and for [***]13 years thereafter, the Receiving Party shall, and shall ensure that its Related Persons shall, (a) maintain the Disclosing Party’s Confidential Information in strict confidence, (b) only use the Disclosing Party’s Confidential Information in connection with this Agreement, and (c) not disclose the Disclosing Party’s Confidential Information to any third party other than (i) to those of its Related Persons that have a need to know the Confidential Information in connection with Services and are obligated to maintain the Confidential Information in confidence under an agreement having terms and conditions at least as protective of the Confidential Information as those expressed in this Agreement; or (ii) to the extent required by Applicable Law or reasonably necessary to prosecute or defend litigation or arbitration, and, in either case, only after the Receiving Party gives the Disclosing Party reasonable advance notice of such disclosure and uses reasonable efforts to secure confidential treatment of the Confidential Information. Notwithstanding the foregoing, the existence of this Agreement and its non-technical terms may be disclosed confidentially in connection with a potential financing or acquisition. In addition, either Party may disclose this Agreement and Confidential Information under obligations of confidentiality and limitation on use to actual and potential investors, acquirors, and Product sub/licensees doing diligence and financial and legal advisors in connection with the foregoing.

12.2Exceptions to Confidentiality. The obligations of Section 12.1 do not apply to Confidential Information if (a) the Confidential Information is public knowledge or becomes public knowledge after disclosure through no fault of the Receiving Party or any of its Related Persons, (b) the Confidential Information can be shown by the Receiving Party through documentation to have been in its or any of its Related Persons’ lawful possession prior to disclosure and without any obligations of confidentiality and non-use, (c) the Confidential Information is received by the Receiving Party or its Related Persons without restrictions on disclosure or use by the Receiving Party from a third party lawfully in possession of such information and who was not obligated to maintain the Confidential Information in confidence, or (d) the Receiving Party can show that equivalent information is developed independently by or on behalf of the Receiving Party or any of its Related Persons without reference to or reliance on the Disclosing Party’s Confidential Information. For clarity, Section 12.2(d) is not intended to exclude from the definition of Client’s “Confidential Information” any information generated by or on behalf of Supplier in the performance of Services for Client under this Agreement or the Prior Agreement, which information may be first disclosed to Client by Supplier in connection with Supplier’s performance of this Agreement and which information shall remain Client’s Confidential Information. For the avoidance of doubt, with respect to any such information so generated by or on behalf of Supplier, Client shall be considered the “Disclosing Party,” and Supplier shall be considered the “Receiving Party,” for the purposes of this Agreement.

12.3Authorized Disclosure. Notwithstanding the provisions of Section 12.1, the Receiving Party may disclose Confidential Information, without violating Receiving Party’s obligations under this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body of competent jurisdiction or is otherwise required by law, regulation, or the rule of any stock exchange upon which such Party’s
13 ***Certain Confidential Information Omitted

or its Affiliate’s shares are traded, provided that, to the extent permitted, the Receiving Party shall give reasonable prior notice to the Disclosing Party of such required disclosure and, at the Disclosing Party’s request and expense, shall reasonably cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order or confidential treatment requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law or regulation required, and/or to obtain other confidential treatment of such Confidential Information. If a Party is legally required or required by the rules of any stock exchange on which it or its Affiliate’s shares are traded to publicly disclose a copy of this Agreement, then it shall provide written notice of this requirement to the other Party and seek confidential treatment if reasonably available for sensitive terms as requested by the other Party.

12.4Return of Confidential Information. Upon termination of this Agreement, and if earlier requested in writing by the Disclosing Party, the Receiving Party shall cause all Confidential Information to be promptly destroyed or returned to the Disclosing Party; provided, however, that (a) the Receiving Party may retain a single secure copy of any Confidential Information for legal archival purposes and (b) electronic back-up files that have been created by routine archiving and back-up procedures need not be deleted.

12.5Audits. Supplier and its Affiliates may have in the past provided, and may currently or in the future provide, services to other customers that are similar to the Services. Supplier is absolutely committed to protecting its customers’ Intellectual Property and shall not use the Intellectual Property of a customer for the benefit of any person other than the customer. In order to protect the Confidential Information of Client and the confidential information of other customers, Supplier shall use [***]14 to ensure that other customers do not seek the disclosure of Confidential Information of Client, and Client shall not seek the disclosure of confidential information of other customers. Notwithstanding the foregoing, if Client wishes to conduct an audit that relates to services provided to another customer for purposes of confirming that Client's Intellectual Property is adequately protected, then Supplier shall use [***] to seek the other customer’s approval to waive confidentiality obligations to the extent necessary to allow Client to conduct the audit in a manner that does not involve disclosure of the other customer’s confidential information to Client. If another customer wishes to conduct an audit that relates to the Services for purposes of confirming that the other customer’s Intellectual Property is adequately protected, then Supplier may approach the Client to request that Client waive Supplier’s confidentiality obligations to Client to the extent necessary to allow the other customer to conduct the audit in a manner that does not involve disclosure of Client’s Confidential Information to the other customer, and the Parties will discuss the matter in good faith. Client is not required to grant such a waiver. Such audits may involve an independent auditor designated by Supplier and paid for by the Person seeking the audit.

12.6Publicity. Each Party shall not, and shall ensure that its Related Persons will not, use the name, symbols or marks of the other Party or any of its Affiliates in any advertising or publicity material or make any form of representation or statement that would constitute an express or implied endorsement by the other Party or any of its Affiliates
14 ***Certain Confidential Information Omitted

of any commercial product or service without the other Party’s or Affiliate’s prior written consent. This provision shall not apply to prohibit any disclosure otherwise explicitly authorized under this Article 12.

13.TERM AND TERMINATION

13.1Term. The term of this Agreement commences on the Effective Date and will remain in force for an initial term of five (5) years, unless earlier terminated in accordance with Section 13.2. Unless this Agreement is terminated in accordance with Section 13.2, the term shall automatically renew for successive two-year periods unless and until one Party provides the other Party with at least 24 months’ prior written notice of its desire to stop renewing and terminate as of the end of the then current term. For clarity, neither Party may terminate this Agreement prior to the end of the first automatic renewal term unless pursuant to Section 13.2.

13.2Termination.

(a)This Agreement may be terminated at any time upon mutual written agreement between the Parties.

(b)Client may terminate this Agreement for any reason at any time with twelve (12) months’ advance notice to Supplier.

(c)Either Party may terminate this Agreement and/or a Purchase Order immediately upon notice to the other Party (the “breaching Party”) if (i) a material breach of this Agreement and/or such Purchase Order by the breaching Party remains uncured for [***]15 days after notice of the material breach was received by the breaching Party and (ii) the material breach was not caused by the Party terminating this Agreement and/or such Purchase Order or any of its Affiliates.

(d)Each Party shall have the right to terminate this Agreement and any Purchase Orders immediately upon written notice to the other Party if any of the following occurs: (i) such other Party is declared bankrupt or insolvent; (ii) such other Party generally fails to pay its debts as they become due; (iii) there is an assignment for the benefit of such other Party’s creditors; (iv) a receiver is appointed or there is voluntary or involuntary petition filed or an action or proceeding commenced for bankruptcy, reorganization, dissolution, or winding up of such other Party that is not dismissed within [***] days; or (v) there is a foreclosure or sale of a material part of such other Party’s assets by or for the benefit of any creditor or governmental agency.

(e)For clarity, termination under Section 13.2 (a) or (b) shall not affect any outstanding Purchase Orders already placed with Supplier.

13.3Result of Termination. In the event of any termination of this Agreement by either Party, Supplier shall ship any remaining inventory of Product paid for by Client and any Safety Stock in the possession of Supplier pursuant to Section 2.4, as well as (if
15 ***Certain Confidential Information Omitted

requested in writing by Client) any Product in process of Manufacture, to Client, within the reasonable timeframe requested by Client. Client shall specify the location to which delivery is to be made. Furthermore, upon termination of this Agreement for whatever reason, Supplier shall transfer to Client any and all documentation necessary to manufacture the Product. At the written request [***]16 of Client, Supplier shall give Client all reasonable assistance to transfer the Manufacturing Process to a third-party manufacturer designated by Client pursuant to a technology transfer plan agreed by the Parties. Upon termination of this Agreement, all outstanding rights and obligations between the Parties arising out of or in connection with this Agreement will immediately terminate, other than any obligations that (a) matured prior to the date of the termination, or (b) by their nature are intended to survive, including Sections: 1, 4.8, 6, 8, 9, 10, 11, 12, 13.3, 14.5. For clarity, upon termination of this Agreement, except with respect to any material breach by Supplier, Supplier shall have the right to ship any Product for which Client has provided a Purchase Order that has been Manufactured as of the date of termination but has not (as of the date of termination) been shipped to Client, in which case Client shall pay Supplier for the applicable Product in accordance with the applicable Purchase Order.

13.4[***]. If the whole or a portion of Services under a Purchase Order is cancelled (“Canceled Service”) due to the termination of the Agreement or such Purchase Order, then Client shall pay Supplier for Services rendered and all non-cancelable obligations in connection with Services of such Purchase Order (including, without limitation, any Product in process of Manufacture and unused Materials purchased by Supplier). If the Canceled Services are terminated by Supplier pursuant to Sections [***].

14.MISCELLANEOUS

14.1Force Majeure. Neither Party shall be liable for non-fulfilment of its obligations under this Agreement if such non-fulfilment is due to an occurrence of force majeure, defined as extraordinary occurrences beyond the reasonable control and ability to plan for of the Party. A Party undergoing a force majeure event shall promptly notify the other in writing. Each Party shall use [***] to mitigate adverse consequences. If Supplier undergoes a force majeure event that affects supply, Client shall be released from its Annual Order Requirement during the period of such force majeure event, and if supply will be or becomes interrupted for more than [***]17 months, Client may terminate this Agreement upon written notice.

14.2Assignment. This Agreement may not be assigned by a Party without the prior written consent of the other Party; provided, however [***].

14.3Notices. All notices, requests, demands and other communications required under this Agreement must be in writing and will be deemed to have been given or made and sufficient in all respects when delivered by reputable international courier to the following addresses:

16 ***Certain Confidential Information Omitted
17 ***Certain Confidential Information Omitted

To Client: Retrophin, Inc. 3721 Valley Centre Drive Suite 200 San Diego, CA 92130 Attn: [***] Tel.: [***]
To Supplier: STA Pharmaceutical Hong Kong Limited [***] Tel.: [***]	With a copy to: Shanghai SynTheAll Pharmaceutical Co., Ltd. [***] Attn: [***] Tel.: [***]

14.4Independent Contractor. The Parties are independent contractors, and nothing contained in this Agreement may be deemed or construed to create a partnership, joint venture, employment, franchise, agency, fiduciary or other relationship between the Parties.

14.5Non-Solicitation. During the term of this Agreement [***], neither Party (the “Hiring Party”) shall induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of the other Party (the “Employer”) or any of its Affiliates, which employee or consultant has had substantial direct contact with the Hiring Party in connection with this Agreement, to leave his or her employment or business association with the Employer. The foregoing shall not apply to general advertisements and postings not directed to Employer’s or its Affiliates’ employees and consultants, or to the hiring of any respondent to such advertisements.

14.6Governing Law. The laws of [***], without giving effect to principles of conflict of laws, govern all matters relating to this Agreement.

14.7[***]. The Parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one Party has delivered to the other Party a request for consultation. If the dispute cannot be resolved within [***]18 days following the date on which the request for consultation is delivered, then either Party may submit the dispute to the [***].

14.8Entire Agreement; Non-Reliance. This Agreement and the Quality Agreement contain the entire Agreement between the Parties with respect to the subject matter of this Agreement. Prior agreements with respect to the subject matter of this Agreement are hereby superseded. For the avoidance of doubt, prior confidentiality obligations are superseded to the extent that they cover Confidential Information; however, they shall continue to apply to confidential and proprietary information disclosed thereunder which is not Confidential Information under this Agreement and to govern the Parties’
18 ***Certain Confidential Information Omitted

rights and obligations with respect to any Confidential Information under this Agreement prior to the Effective Date. In addition, the Prior Agreement shall remain in effect in accordance with its terms. Each Party disclaims that it is relying on any representations or warranties other than those set forth in this Agreement, and irrevocably waives any rights that it might otherwise have to extra-contractual remedies, including claims in tort relating to communications outside of this Agreement.

14.9Amendment. No modification or waiver of any term of this Agreement or any other form of amendment to this Agreement will be binding unless made expressly in writing and signed by both Parties.

14.10No Third-Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the Parties.

14.11Waiver. The waiver by either Party of any breach of any term of this Agreement will not constitute a waiver of any other breach of the same or any other term. Failure or delay on the part of either Party to fully exercise any right under this Agreement will not constitute a waiver or otherwise affect in any way the same or any other right.

14.12Severability. If any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, then (a) the provision will be replaced by a valid and enforceable provision that achieves as far as possible the intention of the Parties and (b) all other provisions of this Agreement will remain in full force and effect as if the original agreement had been executed without the invalidated, illegal or unenforceable provision.

14.13Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument. Executed counterparts may be exchanged by facsimile or e-mail in PDF or similar electronic format.

[Signature page follows]

Thus, this Agreement was executed on the date stated in the introductory clause.

STA PHARMACEUTICAL HONG KONG LIMITED	RETROPHIN, INC.

By:_/s/ Xiaoyong Fu__________________ Name: Xiaoyong Fu Title: SVP, API Development & Commercialization	By:_/s/ Bill Rote_________________ Name: Bill Rote Title: SVP, R&D Retrophin Contract ID #[***]

237499251 v1

Exhibit A—Product Price, Lead Time, and Minimum Order Quantity

Product: [***]
Compound Information:
Customer ID	WUXI COMPOUND ID	Structure

[***]	[***]	[***]

Commercial manufacturing of [***]
[***] Quantity (Kg)	Product Price ($/kg)	Lead [***]
[***]	[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]	[***]

Note:
1.Commercial manufacturing will use the same equipment, manufacturing process and specification as those applied in the process performance qualification campaigns.
2.Shipping term is [***].
3.Product Price includes Value Added Tax (VAT).
4.Minimum Order Quantity of each Purchase Order is [***].
5.Shelf life is proposed to be [***] years .
A-1
237499251 v1

Exhibit B—Specifications
19

Release Specification
	Testing Item	Acceptance Criteria	Analytical Method Chapter
	Appearance	[***]	[***]
Identification	IR	Conforms to reference spectrum	[***]
	HPLC	[***]	[***]
	[***]	[***]	[***]
	Assay (HPLC)[1]	[***]
	[***]	[***]	[***]
	Residual on lgnition (ROI)	[***]	[***]
	Microbial limits	[***]	[***]
	Residual Solvents (GC) -n-Heptane -Methanol -2-Propanol -Ethanol	[***]	[***]
Additional Test Items [2]
	Water Content (KF)	[***]	[***]
	[***]	[***]	[***]
Note: [***]

Retest Date, Storage Condition and Packaging
Retest Date	[***]
Storage Condition	[***]
Packaging	[***]

19 ***Certain Confidential Information Omitted
B-1